UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2015

Lorillard, LLC

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34097	20-0546644
(State or Other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

401 North Main Street

Winston-Salem, North Carolina 27101

(Address of Principal Executive Offices) (ZIP Code)

Registrant’s telephone number, including area code: (336) 741-2000

Lorillard, Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 12, 2015, Lorillard, Inc. converted its form of business organization from a Delaware corporation to a Delaware limited liability company pursuant to Section 266 of the Delaware General Corporation Law and Section 18-214 of the Delaware Limited Liability Company Act (the “Conversion”). Upon the Conversion, Lorillard, Inc. changed its name to Lorillard, LLC. In connection with the Conversion, Lorillard, LLC adopted a Certificate of Conversion (the “Certificate of Conversion”), Certificate of Formation (the “Certificate of Formation”) and Limited Liability Company Agreement (the “LLC Agreement”).

The foregoing description of the Conversion is not complete and is qualified in its entirety by reference to the Certificate of Conversion, Certificate of Formation and LLC Agreement, which are attached as Exhibits 3.1, 3.2 and 3.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are hereby filed as part of this Current Report on Form 8-K:

Exhibit No.	Description

3.1	Certificate of Conversion of Lorillard, Inc. from a Corporation to a Limited Liability Company, dated June 12, 2015.

3.2	Certificate of Formation of Lorillard, LLC, dated June 12, 2015.

3.3	Limited Liability Company Agreement of Lorillard, LLC, dated June 12, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 15, 2015

LORILLARD, LLC

By:	/s/ McDara P. Folan, III
Name:	McDara P. Folan, III
Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Conversion of Lorillard, Inc. from a Corporation to a Limited Liability Company, dated June 12, 2015.

3.2	Certificate of Formation of Lorillard, LLC, dated June 12, 2015.

3.3	Limited Liability Company Agreement of Lorillard, LLC, dated June 12, 2015.